Exhibit 99.1

PRESS RELEASE

INVESTOR RELATIONS:	MEDIA RELATIONS:
Quicksilver Resources Inc.	Ward Creative Communications
Diane Weaver	Mickey Gentry (713) 869-0707
(817) 665-4834	Shelley Eastland (713) 468-5304

FOR RELEASE AFTER MARKET CLOSE

May 4, 2004

Quicksilver Resources Announces First Quarter 2004 Results

FORT WORTH, TEXAS (May 4, 2004) – Quicksilver Resources Inc. (NYSE: KWK) today announced net income for first quarter 2004 of $5.9 million on revenues of $39.8 million, or $0.24 per diluted share. The company’s first quarter 2003 net income was $4.1 million on revenues of $37.5 million, or $0.19 per diluted share, which included a charge of $2.3 million related to the cumulative effect of implementing an accounting change or $0.11 per diluted share.

For the first quarter 2004, net cash from operating activities, as presented in the attached Condensed Consolidated Statement of Cash Flows, was $15.2 million as compared to net cash from operating activities of $3.1 million for the same period in 2003.

Production

Natural gas production for the first quarter of 2004 was 9.2 billion cubic feet (Bcf), or 101 million cubic feet per day (Mmcf/d), versus production of 8.7 Bcf for the same period in 2003 with an average of 96 Mmcf/d. The price realized for the company’s gas production in the first quarter of 2004 averaged $3.58 per which is the same price received during the first quarter of 2003. Natural gas, including natural gas liquids, comprised 89 percent of the company’s total production in the first quarter of 2004.

Crude oil production for the 2004 first quarter was 186,000 barrels, or 2,045 barrels per day, as compared to 215,000 barrels of production in the first quarter of 2003. Oil prices realized for the first quarter of 2004 averaged $27.94 per barrel versus $25.16 per barrel for the prior year first quarter.

Natural gas liquids production for the first quarter 2004 was 36,000 barrels versus 35,000 barrels in the first quarter of 2003. The price realized for natural gas liquids averaged $24.73 per barrel in the first quarter of 2004, compared to the average of $20.52 per barrel realized in the first quarter of 2003.

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Quicksilver 2004 first quarter results – page 2/7

Operations Update

Year-to-date Quicksilver has drilled 66 net wells of a planned 400 total for all of 2004. Forty-three of those wells were drilled in the company’s coalbed methane project in Canada. Operations in Canada are escalating after the eight week breakup period which prohibits drilling and completion of wells during the spring thaw.

Canadian production for the first quarter was 1.7 Bcf which is a 20% increase over fourth quarter 2003 (1.4 Bcf). Through its Canadian subsidiary, MGV Energy Inc. (MGV), Quicksilver plans to drill 240 additional wells in 2004, utilizing five drilling rigs.

Quicksilver has drilled 21 wells in its fractured shale plays in Michigan and Indiana thus far in 2004 with a target of 109 wells by year end. Weather issues in both of these areas have impeded completion and well tie-in activity. Both projects will accelerate from now through the end of the year.

The company’s operations are progressing in the Barnett Shale area southwest of Fort Worth. Initial production is on stream from non-operated wells, and the company is conducting seismic operations and pipeline plans are underway. The company has increased its land position in this area to 115,000 net acres. Quicksilver will commence drilling operations in June.

Glenn Darden, Quicksilver’s president and chief executive officer, commented on the first quarter results.

“Our natural gas production continues to increase, and we look forward to accelerating our drilling and completion work for the rest of the year to exceed our production goals. We are very encouraged with the consistent results in Canada. Furthermore, recent production rates in our area of operations in the Barnett Shale have made our acreage position very attractive. The company will aggressively pursue these newer projects and continue with steady development drilling in Michigan and Indiana.”

Conference Call

Quicksilver invites interested persons to participate in the first quarter call by dialing (877) 313-7932, ID number 6914014 between 9:50 and 9:55 a.m. CDT on Wednesday, May 5, 2004. A digital replay of the conference call will be available at 1:00 p.m. CDT the same day, and will remain available for one week. The replay can be dialed at (800) 642-1687 and reference should be made to the conference ID number 6914014. The call will also be broadcast live via Internet webcast on the company’s website, www.qrinc.com, linking through the “Investor Relations” page and the “Presentations & Conference Calls” link.

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Quicksilver 2004 first quarter results – page 3/7

About Quicksilver

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived producing natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Gaylord, Michigan; Corydon, Indiana; Casper, Wyoming and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

FINANCIAL HIGHLIGHTS FOLLOW

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The statements in this press release regarding projections of revenues or income or reserves or similar items, such as statements pertaining to future revenues, future capital expenditures, future cash flows, future operations or results, and other statements that are not historical facts, are forward looking statements. Such statements involve risks of declining oil and gas prices, competition for prospects, possible increases in lifting costs, and other factors detailed in the company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Quicksilver 2004 first quarter results – page 4/7

Quicksilver Resources Inc.

Unaudited Selected Operating Results

	Three Months Ended March 31,
	2004	2003
Production:
Natural gas (MMcf)	9,223	8,654
Oil (MBbls)	186	215
NGL (MBbls)	36	35
Total (MMcfe)	10,556	10,155

United States (Mmcfe)	8,858	9,745
Canada (Mmcfe)	1,698	410

Total (MMcfe)	10,556	10,155

Average Daily Production:
Natural gas (Mcf)	101,352	96,162
Oil (Bbl)	2,045	2,391
NGL (Bbl)	397	387
Total (Mcfe)	116,000	112,830

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$4.62	$5.17
Oil (per Bbl)	$29.54	$29.59
NGL (per Bbl)	$24.73	$20.52
Total (per Mcfe)	$4.64	$5.10

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$3.58	$3.58
Oil (per Bbl)	$27.94	$25.16
NGL (per Bbl)	$24.73	$20.52
Total (per Mcfe)	$3.71	$3.65

Expense per Mcfe:
United States production cost	$1.33	$0.97
Canada production cost	1.09	1.52

Total production cost	$1.29	$0.99

Production taxes	$0.23	$0.25
General and administrative expenses	$0.25	$0.20
Depletion, depreciation and accretion	$0.86	$0.77

Quicksilver 2004 first quarter results – page 5/7

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share data – Unaudited

	March 31, 2004	December 31, 2003
ASSETS
Current assets
Cash and cash equivalents	$4,975	$4,116
Accounts receivable	18,589	26,247
Current deferred income taxes	14,510	11,760
Inventories and other current assets	6,873	7,588

Total current assets	44,947	49,711

Investments in and advances to equity affiliates	9,259	9,173

Properties, plant and equipment – net (“full cost”)	634,206	604,576

Other assets	2,697	3,474

	$691,109	$666,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$339	$339
Accounts payable	18,711	17,954
Accrued derivative obligations	41,634	34,577
Accrued liabilities	15,790	27,644

Total current liabilities	76,474	80,514

Long-term debt	274,274	249,097

Deferred derivative obligations	2,868	9,662

Deferred asset retirement obligations	15,482	15,135

Deferred income taxes	75,569	70,710

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 1 share issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 27,401,011 and 27,312,315 shares issued, respectively	274	273
Paid in capital in excess of par value	195,086	194,493
Treasury stock of 2,578,904 shares	(10,299)	(10,299)
Accumulated other comprehensive income	(19,588)	(17,683)
Retained earnings	80,969	75,032

Total stockholders’ equity	246,442	241,816

	$691,109	$666,934

Quicksilver 2004 first quarter results – page 6/7

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except for per share data – Unaudited

	For the Three Months Ended March 31,
	2004	2003
Revenues
Oil, gas and related product sales	$39,124	$37,087
Other revenue	653	429

Total revenues	39,777	37,516
Expenses
Oil and gas production costs	16,005	12,633
Other operating costs	290	438
Depletion, depreciation and accretion	9,105	7,801
General and administrative	2,656	2,034

Total expenses	28,056	22,906

Income from equity affiliates	291	306

Operating income	12,012	14,916

Other (income) expense-net	(70)	25
Interest expense	3,412	4,892

Income before income taxes and cumulative effect of change in accounting principle	8,670	9,999

Income tax expense	2,733	3,587

Net income before cumulative effect of change in accounting principle	5,937	6,412

Cumulative effect of change in accounting principle, net of tax	—	2,297

Net income	$5,937	$4,115

Net income per common share
Basic:
Net income before cumulative effect of accounting change	$0.24	$0.30
Cumulative effect of accounting change, net of tax	—	(0.11)

Net income	$0.24	$0.19

Diluted:
Net income before cumulative effect of accounting change	$0.24	$0.30
Cumulative effect of accounting change, net of tax	—	(0.11)

Net income	$0.24	$0.19

Weighted average shares outstanding
Basic	24,800	21,103
Diluted	25,254	21,589

Quicksilver 2004 first quarter results – page 7/7

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands – Unaudited

	For the Three Months Ended March 31,
	2004	2003
Operating activities:
Net income	$5,937	$4,115
Charges and credits to net income not affecting cash
Cumulative effect of accounting change, net of tax	—	2,297
Depletion, depreciation and accretion	9,105	7,801
Deferred income taxes	2,686	3,537
Recognition of unearned revenues	—	507
Income from equity affiliates	(291)	(306)
Non-cash (gain) loss from hedging activities	(155)	181
Amortization of deferred loan costs	308	269

Changes in assets and liabilities
Accounts receivable	7,614	(12,149)
Inventory, prepaid expenses and other	697	(281)
Accounts payable	757	(4,544)
Accrued liabilities	(11,483)	1,691

Net cash from operating activities	15,175	3,118

Investing activities:
Acquisition of properties and equipment	(39,917)	(21,414)
Purchase of Voyager Compression Services assets	—	(684)
Distributions and advances from equity affiliates – net	205	531

Net cash used for investing activities	(39,712)	(21,567)

Financing activities:
Notes payable, bank proceeds	25,000	17,000
Principal payments on long-term debt	(75)	(338)
Issuance of common stock, net of issuance costs	471	161

Net cash from financing activities	25,396	16,823

Net increase (decrease) in cash and equivalents	859	(1,626)

Cash and cash equivalents at beginning of period	4,116	9,116

Cash and cash equivalents at end of period	$4,975	$7,490